UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 25, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
November 25, 2008 – Guernsey, Channel Islands – CanArgo Energy Corporation (OSE:CNR; AMEX:CNR) (“CanArgo” or the “Company”) announced today the results of its rights offering (the “Rights Offering”) of 242,107,390 new shares (the “New Shares”) of common stock in CanArgo Energy Corporation with a total of 12,348,303 New Shares subscribed in the Rights Offering for gross proceeds of approximately $1.2 million.
Subscription rights (the “Rights”) were issued to shareholders of record as of end October 2, 2008. Of the 242,107,390 Rights issued in the Rights Offering, 95,913,959 Rights were distributed in the United States and listed on The American Stock Exchange (the “U.S. Subscription Rights”) and146,193,431 Rights were distributed through the VPS system in Norway and listed on the Oslo Børs (the “VSP Subscription Rights”). The subscription period for the VPS Subscription Rights ended November 11, 2008 and the subscription period for the U.S. Subscription Rights ended November 21, 2008.
Of the New Shares subscribed in the Rights Offering, 4,691,022 were subscribed by exercise of VPS Subscription Rights in Norway and 7,657,281 were subscribed in the U.S.
Prior to the launch of the Rights Offering, the Company entered into several and not joint underwriting agreements with a group of eight foreign private investors (the “Standby Underwriters”) regarding underwriting of New Shares not subscribed by the Rights holders, up to a maximum aggregate amount of 242,000,000 New Shares. The Standby Underwriters have today been notified in writing of the results of the Rights Offering and their obligation to subscribe, in the pro rata amount of their respective underwriting commitments, for the additional 229,759,087 unsubscribed for New Shares within seven business days of such notification.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1,
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated November 25, 2008 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: November 26, 2008	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary